Exhibit 10.4



                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
                             SCHEDULE OF EXECUTIVES

         The Supplemental Executive Retirement Agreement entered into by certain executives of Mestek, Inc. are identical in all respects, except for the name of the executive and the date of execution.

         Set forth below is the identity of each executive of Mestek, Inc. who is a signatory to the Supplemental Executive Retirement Agreement, and the date upon which the Agreement was executed by the executive.


                                                  Year of
Executive                                        Execution

James A. Burk                                       1997

R. Bruce Dewey                                      1997

John W. Kaddaras                                    1997

William S. Rafferty                                 1997

Stephen M. Shea                                     1997





                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT


         THIS AGREEMENT, made and entered into as of this       day of
             , 19__, by and between Mestek, Inc., a Pennsylvania corporation (the "Company"), and ____________, an individual residing in the State of _________________ (the "Executive"),

         WITNESSETH THAT:

         WHEREAS, the Executive is employed by the Company; and

         WHEREAS, the Company recognizes the valuable services heretofore performed and to be performed for it by the Executive;
and

         WHEREAS, the Executive wishes to be assured that he will be entitled to a certain amount of additional compensation upon attaining age 65 and that his beneficiary will be entitled to a death benefit from and after the Executive's death; and

         WHEREAS, the parties hereto wish to provide the terms and conditions upon which the Company shall pay such additional compensation to the Executive or death benefit to his beneficiary after the Executive's death; and

         WHEREAS, the parties hereto intend that this Agreement be considered an unfunded arrangement, maintained primarily to provide deferred compensation benefits for the Executive, a member of a select group of management or highly compensated employees of the Company, for purposes of the Employee Retirement Income Security Act of 1974, as amended;

         NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree as follows:

         1.       RETIREMENT BENEFIT

                  If the Executive continues in employment with the Company until he attains age 65, the Company shall pay the Executive $2,500 each month, commencing with the month following the month in which the Executive attains age 65, and payable for

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         life. Monthly payments shall be made to the Executive whether or not he continues in employment with the Company after he attains age 65. Except as provided in Sections 2(a), 2(b) and 3(a) below, no benefits shall be payable hereunder to or on behalf of the Executive if he terminates employment with the Company for any reason before he attains age 65. Except as provided in Section 3 below, no benefits shall be payable hereunder to or on behalf of the Executive on or after his death.

         2.       TERMINATION OF EMPLOYMENT

                  (a) In the event the Executive's employment with the Company is terminated prior to attaining age 65 due to Disability (as such term is defined below), the Company shall pay the Executive $2,500 each month, commencing with the month in which the Executive attains age 65, and payable for life. The monthly benefits described in this Section 2(a) are in addition to, and not in lieu of, any other benefits the Executive may become entitled to as a result of his Disability including, but not limited to, Social Security benefits or other long-term disability benefits provided by the Company. "Disability" means total, and presumably permanent, incapacity due to physical or mental illness or accident which either (i) entitles the Executive to benefits under the Company's long-term disability plan or (ii) entitles the Executive to disability benefits under the Social Security Act as in effect on his date of disability.

                  (b) In the event the Executive's employment with the Company is terminated prior to attaining age 65 due to Involuntary Termination without Cause or Termination for Good Reason (as such terms are defined below), the Company shall pay the Executive $2,500 each month, commencing with the month following the month in which the Executive attains age 65, and payable for life. "Involuntary Termination without Cause" means termination of employment by the Company for a reason other than (i) the Executive's death, (ii) the Executive's Disability, or (iii) Cause. "Cause" shall mean any conduct by the Executive involving dishonesty or moral turpitude or any failure by the Executive to comply with any material term of any employment, confidentiality or other similar agreement with the Company to which the Executive is a party, which

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         conduct or failure is materially injurious to the Company, monetarily or otherwise. "Termination for Good Reason" means the Executive's voluntary termination of employment

                           (i) after a "change in control" (as defined in (iii) below) of the Company because

                                    (A) he has been assigned to a position of lesser rank or status or to a location other than Westfield, Massachusetts, without his consent; or

                                    (B) his annual base salary has been reduced;
                                    or

                                    (C) his benefits  have been reduced  (unless
                                    such  reduction is made  uniformly in a plan
                                    of  general   application   to  all  of  the
                                    Company's eligible employees); or

                           (ii) because of a failure of the Company to comply with any material provision of this Agreement or any employment agreement with the Company to which the Executive is a party which failure has not been cured within ten days after written notice of such noncompliance has been given by the Executive to the Company.

                           (iii) For  purposes of this  Agreement,  a "change in
                  control" shall mean the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter,

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                  own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the Company's assets.

                  (c) Except as provided in Section 3 below, no benefits shall be payable under this Section 2 to or on behalf of the Executive on or after his death.

         3.       DEATH BENEFIT

                  (a) In the event the Executive dies before attaining age 65 and (i) while employed by the Company or (ii) after becoming eligible for monthly benefits under Section 2, then the Company shall pay the Executive's designated beneficiary $1,250 each month. In lieu of the monthly benefit described in the preceding sentence, if the Executive has a dependent child on the date of his death and if the Executive's designated beneficiary includes either his surviving spouse or a dependent child, then the Company shall pay such designated beneficiary $2,500 each month until the month in which the youngest dependent child attains age 22, and, beginning with the month in which the youngest dependent child attains age 22, the Company shall pay such designated beneficiary $1,250 each month. If the Executive's designated beneficiary is entitled to a death benefit under this Section 3(a), monthly payments shall be made to the designated beneficiary commencing with the month following the month in which the Executive dies until the earlier to occur of the date the designated beneficiary has received 120 monthly payments or the date of the designated beneficiary's death. Notwithstanding the preceding sentence, if the Executive's designated beneficiary is entitled to a death benefit under this Section 3(a) because the Executive dies after becoming eligible for monthly benefits under Section 2(a), monthly payments shall be made to the designated beneficiary commencing with the month in which the Executive dies. In no event shall the designated beneficiary of the Executive receive more than 120 monthly payments hereunder. For purposes of this Section 3, "dependent child" means a natural or adopted child of the Executive who at the time of

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         determination has not attained age 22 and who survives the
         Executive.

                  (b) In the event the Executive dies after attaining age 65 and while receiving monthly payments under Section 1 or Section 2 above, the Company shall pay his designated beneficiary a single sum amount equal to the present value of the monthly payments that would have been paid to the Executive under Section 1 or Section 2 above from and after the date of his death if he had survived until he reached age 84 and then died immediately thereafter. For purposes of the preceding sentence, present value shall be determined using a 5% discount factor.

                  (c) The Executive's "designated beneficiary" means the individual or individuals designated by the Executive in a written instrument filed with the Company to receive any death benefit which shall be payable under this Section 3. The Executive may change such designation of beneficiary from time to time by written notice to the Company.

         4.       NO TRUST CREATED

                  Nothing contained in this Agreement, and no action taken pursuant to its provisions by either party hereto, shall create, nor be construed to create, a trust of any kind or a fiduciary relationship between the Company and the Executive, his designated beneficiary, or any other person.

         5.       BENEFITS PAYABLE ONLY FROM GENERAL CORPORATE ASSETS:
                  UNSECURED GENERAL CREDITOR STATUS OF EXECUTIVE

                  The payments to the Executive, or his designated beneficiary, hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Company; no person shall have nor acquire any interest in any such assets by virtue of the provisions of this Agreement. The Company's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that the Executive or his designated beneficiary acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor

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         of the  Company;  no such  person  shall have nor  acquire any legal or equitable right, interest or claim in or to any property or assets of the Company. The preceding provisions of this Section 5 shall not, however, prevent the Company from purchasing an annuity contract or insurance contract to provide any benefits hereunder and from expressly transferring in writing such annuity contract or insurance contract to Executive or his designated beneficiary, with his or his designated beneficiary's consent, whichever is applicable, in exchange for such person's rights under this Agreement and in full satisfaction thereof.

         6.       CLAIMS PROCEDURE

                  (a) If the Executive or his designated beneficiary believes that such individual is being denied a benefit to which such individual is entitled under this Agreement (hereinafter referred to as a "Claimant"), the Claimant may file a written request for such benefit with the Company, setting forth his claim. The request must be addressed to the Chairman of the Board of Directors of the Company at its then principal place of business.

                  (b) Upon receipt of a claim, the Company shall advise the Claimant that a reply will be forthcoming within ninety days and shall, in fact, deliver such reply within such period. The Company may, however, extend the reply period for an additional ninety days for reasonable cause. If the claim is denied in whole or in part, the Company shall adopt a written opinion setting forth:

                           (i)  The specific reason or reasons for such denial;

                           (ii) The specific  reference to pertinent  provisions
                  of the Agreement on which such denial is based;

                      (iii) A description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary;


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                           (iv)  Appropriate  information  as to the steps to be
                  taken if the  Claimant  wishes to submit the claim for review;
                  and

                           (v) The time  limits for  requesting  a review  under
                  Section 6(c) and for review under Section 6(d) hereof.

                  (c) Within sixty days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Company review its determination. Such request must be addressed to the Chairman of the Board of Directors of the Company, at its then principal place of business. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Company. If the Claimant does not request a review of the Company's determination within such sixty day period, he shall be barred and estopped from challenging the Company's determination.

                  (d) Within sixty days after the Company's receipt of a request for review, it will review its determination. After considering all materials presented by the Claimant, the Company will render a written opinion setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of the Agreement on which the decision is based. If special circumstances require that the sixty day time period be extended, the Company will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

         7.       NON-ASSIGNABILITY OF BENEFITS

                  Neither the Executive, nor his designated beneficiary, nor any other person shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder, which are expressly declared to be non-assignable and non-transferable. Any such attempted assignment or transfer shall be void and shall terminate this Agreement; the Company shall thereupon have no further liability hereunder. No amount payable hereunder shall, prior to actual payment thereof, be

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         subject to seizure by any creditor of the  Executive or his  designated beneficiary for the payment of any debt, judgment or other obligation, by a proceeding at law or in equity, nor be transferable by operation of law in the event of the bankruptcy, insolvency or death of the Executive, or his designated beneficiary.

         8.       AMENDMENT

                  This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto or their respective successors, and may not be otherwise terminated except as provided herein.



         9.       BINDING EFFECT

                  This Agreement shall be binding upon the Company and its successors and assigns, and the Executive, his successors, heirs, executors, legal representatives, administrators and beneficiaries.

         10.      NOTICES

                  Any notice, required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Company or, in the case of the Company, its then principal place of business. The date of such mailing shall be deemed the date of notice.

         11.      GOVERNING LAW

                  This Agreement and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Massachusetts.




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         12.      WITHHOLDING

                  The Company may withhold from any payments required to be made under this Agreement, such amounts which must be withheld pursuant to applicable federal, state or local tax or similar laws or amounts to pay the applicable Executive portions of the cost of any retiree health or life insurance programs for which the Executive or his designated beneficiary is eligible.

         13.      FACILITY OF PAYMENT

                  In the event the Executive or his designated beneficiary is declared incompetent and a conservator or other person legally charged with the care of their person or of their estate is appointed, any benefits under this Agreement to which the Executive or his designated beneficiary is entitled shall be paid to such conservator or other person legally charged with the care of their person or their estate. Except as provided in the preceding sentence, when the Company in its sole discretion determines that the Executive or his designated beneficiary is unable to manage his financial affairs, the Company may make payments under this Agreement to any person for the benefit of the Executive or his designated beneficiary.


         14.      INFORMATION

                  The Executive or his designated beneficiary shall keep the Company informed of his current address. The Company shall not be obligated to search for the whereabouts of any person.

         15.      SEVERABILITY

                  If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid and the rest of such provision, together with all

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         other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

         16.      ENTIRETY OF AGREEMENT

                  This Agreement constitutes the entirety of the agreement between the Executive and the Company concerning the benefits provided hereunder.


         17.      FINAL DECISIONS

                  The Company, in its sole discretion, shall have full power to construe, interpret and administer this Agreement and to make each determination provided for in this Agreement. All determinations made by the Company shall be conclusive upon the Executive and his designated beneficiary.

         18.      NO REDUCTION

                  This Agreement shall not diminish or reduce any benefits payable to or on behalf of Executive under the Mestek, Inc. Retirement Savings Plan. This Agreement and the benefits, if any, provided hereunder shall be in addition to, and not in lieu of or in derogation of, benefits provided under the Mestek, Inc. Retirement Savings Plan.

         19.      NO GUARANTEE OF EMPLOYMENT

                  Nothing contained herein shall be construed as a contract of employment or deemed to give the Executive the right to be retained in the employ of the Company or to interfere with the rights of the Company to discharge the Executive at any time, with or without cause.

         20.      GENDER AND NUMBER

                  The masculine pronoun wherever used shall include the feminine. Wherever any words are used herein in the singular, they shall be construed as though they were also used in the plural in all cases where they shall so apply.



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         21.      HEADINGS

                  The headings of sections of this Agreement are for convenience of reference only and in case of any conflict the text of this Agreement, rather than such headings, shall control.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day and year first above written.

                               MESTEK, INC.


                               By

                               Its


ATTEST:










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